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                                                                       Exhibit 2

                  THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT IS SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT (THE "PURCHASE AGREEMENT") AMONG EXCHANGE APPLICATIONS, INC. AND THE PURCHASERS THEREIN, DATED AS OF AUGUST 29, 2001, AS AMENDED FROM TIME TO TIME, AND THE HOLDER OF THIS WARRANT IS ENTITLED TO THE BENEFITS THEREOF.


                           EXCHANGE APPLICATIONS, INC.

                                     WARRANT


NO.: W-[5]                                                       AUGUST 29, 2001


                           VOID AFTER AUGUST 29, 2011
                       (OR EARLIER UPON THE OCCURRENCE OF
                         CERTAIN EVENTS DESCRIBED BELOW)


         SECTION 1. THIS CERTIFIES that, for value received [__________] or such holder's respective assigns (the "Holder") shall be entitled to subscribe for and purchase from EXCHANGE APPLICATIONS, INC., a Delaware corporation (including any successor thereto (by way of merger, consolidation, sale or otherwise), the "Company"), up to [____] shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company (the "Warrant Shares"). Capitalized terms used herein but not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

         SECTION 2. EXERCISE PERIOD. This Warrant may be exercised, in whole or in part, by the Holder at any time or from time to time on or prior to August 29, 2011 (such period being herein referred to as the "Exercise Period"). Anything to the contrary notwithstanding, in no event shall the Holder be entitled to exercise this Warrant until such time as the Company shall have increased the authorized number of shares of Common Stock to at least 225,000,000 (or the Company otherwise has sufficient authorized and unissued shares to enable the Company to
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issue Common Stock upon the conversion or exercise, as the case may be, of all of the Transaction Securities outstanding at such time).

         SECTION 3. EXERCISE PRICE. The exercise price (the "Exercise Price") at any time for each Warrant Share shall be $.3183.

         SECTION 4. EXERCISE OF WARRANT; WARRANT SHARES.

                  (a) The rights represented by this Warrant may be exercised, in whole or in any part (but not as to a fractional Warrant Share), by (i) the surrender of this Warrant (properly endorsed) at the office of the Company (or at such other agency or office of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), (ii) delivery to the Company of a notice of election to exercise in the form of EXHIBIT A attached hereto, and (iii) payment to the Company of the aggregate Exercise Price by (A) cash, wire transfer funds or check and/or (B) Warrant Shares or Warrants to purchase Warrant Shares (net of the Exercise Price for such Warrant Shares), valued for such purposes at the Market Price per share on the date of exercise. As used herein, "Market Price" at any date shall be (i) the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and ask price regular way on the principal national securities exchange on which the class or series of the Company's securities to which the Warrant Shares belong is listed or admitted to trading (or if such class or series is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or if there is no such sale price, the average of the last reported bid and ask price, as reported by the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on such day, or if, on any day in question, the security shall not be quoted on the NASDAQ, then such price shall be equal to the average of the last reported bid and ask price on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.) or (ii) if the class or series of the Company's securities to which the Warrant Shares belong is not listed or admitted to trading on a principal national securities exchange, the value given such share as determined in good faith by the Company's Board of Directors.

                  (b) Each date on which this Warrant is surrendered and on which payment of the Exercise Price is made in accordance with Section 3 above is referred to herein as an "Exercise Date." As soon as practicable after each exercise, the Company shall issue and deliver a certificate or certificates for the Warrant Shares being purchased pursuant to such exercise, registered in the name of the Holder or the Holder's designee, to the Holder or designee, as the case may be. If such exercise shall not have been for the full number of the Warrant Shares, then the Company shall issue and deliver to the Holder a new Warrant, registered in the name of the Holder, of like tenor to this Warrant, for the balance of the Warrant Shares that remain after exercise of the Warrant.

                  (c) The person in whose name any certificate for Warrant Shares is issued upon any exercise shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date, except that if the Exercise Date is a date on which the share transfer books of the Company are closed, such person or entity shall be deemed to have become the

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holder of record of such shares at the close of business on the next succeeding date on which the share transfer books are open.

                  (d) If, at any time after the date hereof, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up (or if no record date is set, the date such stock dividend, subdivision of stock split is consummated), the Exercise Price shall be appropriately decreased, and the number of shares of Common Stock issuable on exercise of the Warrant shall be increased, in proportion to such increase in outstanding shares of Common Stock.

                  (e) If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Exercise Price shall be appropriately increased, and the number of shares of Common Stock issuable on exercise of the Warrant shall be decreased, in proportion to such decrease in outstanding shares of Common Stock.

                  (f) In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares covered by clause (d) or (e) above), or any consolidation or merger of the Company, the Warrant shall after such reorganization, reclassification, consolidation or merger be exercisable for the kind and number of shares of stock or other Securities or property of the Company or of the company resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of the Warrant would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                  (g) All calculations under this paragraph shall be made to the nearest one hundredth (1/100) of a cent.

                  (h) In any case in which the provisions of this Section shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event (1) issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such exercise before giving effect to such adjustments, and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash upon the occurrence of such event. If after the determination of such record date the event to which such record date relates does not occur, then the Exercise Price and the number of shares issuable under this Warrant shall be appropriately adjusted to eliminate any adjustment previously made on account of such record date.

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                  (i) Whenever the Exercise Price and the number of shares
issuable under this Warrant shall be adjusted as provided in this Section, the Company shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Company, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Exercise Price and the number of shares issuable under this Warrant that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of the Warrant at such holder's address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (j) below.

                  (j) If the Company shall propose to take any action of the types described in clauses (d), (e) or (f)of this Section 4, the Company shall give notice to each holder of the Warrant, in the manner set forth in Section 9 below, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other Securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (k) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holders of the Warrant against impairment.

         SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company represents and warrants to the Holder that all Warrant Shares that may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all liens and charges with respect to the issue thereof (other than liens and charges created by the Holder). The Company will from time to time use its reasonable best efforts to take all such action as may be required to assure that the stated or par value per Warrant Share is at all times no greater than the then effective Exercise Price. Upon the effectiveness of the Certificate Amendment, the Company shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of Warrant Shares to provide for the exercise of this Warrant. Upon the effectiveness of the Certificate Amendment, the Company shall not take any action which would cause the number of authorized but unissued Warrant Shares to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant. If any Warrant Shares reserved for the purpose of issuance upon the exercise of this Warrant require registration with or approval of any

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governmental authority under any Federal or state law before such shares may be validly issued or delivered upon exercise, then the Company shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. In the event, and to the extent, that the issuance of any Warrant Shares would result in a violation of any law or NASD rule or regulation applicable to the Company, the Company shall issue three (3) month promissory notes to the Holder in lieu of the Warrant Shares in a principal amount equal to the product of (x) the number of Warrant Shares for which this Warrant is exercised that cannot be issued due to such violation (the "Exercised Shares") and (y) the excess of (A) the Market Price for the Exercised Shares as of the Exercise Date over (B) the Exercise Price for the Exercised Shares, at a market rate of interest payable in cash and with such other terms and conditions to be mutually determined by the Company and the Holder. If requested by the Company's bank lenders, the Holder shall negotiate in good faith with the Company and its bank lenders to execute and deliver reasonable and customary documentation required to subordinate the right of the Holder to receive payments of cash from the Company with respect to such notes. The Holder agrees not to exercise this Warrant unless the Company has sufficient authorized shares to issue the Holder the number of shares of Common Stock to which the Holder is entitled under this Warrant.

         SECTION 6. NO SHAREHOLDER RIGHTS. Prior to exercise, this Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

         SECTION 7. RESTRICTIONS ON TRANSFER. The Holder may assign or transfer this Warrant, the Warrant Shares and all rights hereunder, in whole or in part (provided, that if the assignment of this Warrant is in part, the Holder must assign warrants to purchase a minimum of 1,000,000 shares of Common Stock) at the agency or office of the Company referred to in Section 3 hereof to (i) its limited partners, members, or any Affiliate of the Holder, (ii) InSight or (iii) any purchaser or transferee from the Holder of Warrant Shares or the Warrant upon (x) surrender of this Warrant properly endorsed, and (y) delivery of a notice of transfer in the form of EXHIBIT B hereto. Each permitted transferee of this Warrant, by accepting or holding the same, consents to be treated as a Holder under this Warrant and shall be entitled to exercise the rights represented by this Warrant; provided, however, that until each such transfer is recorded on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.

         SECTION 8. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         SECTION 9. NOTICES. The terms and provisions of Section 8.5 of the Purchase Agreement are expressly incorporated in this Warrant.

         SECTION 10. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

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         SECTION 11. SEVERABILITY. If any provision of this Warrant is held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Warrant or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, such provision shall automatically be amended to the extent (but only to the extent) necessary to make it not invalid, prohibited or unenforceable in such jurisdiction, without invalidating the remaining provisions of this Warrant or amending or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 12. HEADINGS. The headings of the various sections contained in this Warrant have been inserted for convenience of reference only and should not be deemed to be a part of this Warrant.

         SECTION 13. AMENDMENTS AND WAIVERS. No provision of this Warrant may be amended or waived except if such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and the Holder, or in the case of a waiver, by the party against whom the waiver is to be effective.

         SECTION 14. REGISTRATION RIGHTS. All of the Warrant Shares shall be deemed to be "Registrable Shares" as defined under the Fifth Amended and Restated Registration Rights Agreement, as the same may be amended, modified or supplemented in accordance with its terms from time to time.

                                     * * * *


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                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers as of the date first written above.

                                     EXCHANGE APPLICATIONS, INC.



                                     By:  _____________________________________
                                          Name:
                                          Title:


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                                                                       EXHIBIT A


                     FORM OF NOTICE OF ELECTION TO EXERCISE

                       [To be executed only upon exercise
                 of the Warrant to which this form is attached]

To Exchange Applications, Inc. or its successor

                  The undersigned, the holder of the Warrant to which this form is attached, hereby irrevocably elects to exercise the right represented by such Warrant to purchase _________ Warrant Shares of EXCHANGE APPLICATIONS, INC. or its successor, and herewith tenders the aggregate payment of $_________ in the form of (1) cash, wire transfer funds or check and/or (2) Warrant Shares or Warrants to purchase Warrant Shares (net of the Exercise Price for such shares) valued for such purposes at the Market Price (as defined in Section 3) per share on the date of exercise, in full payment of the purchase price for such shares. The undersigned requests that a certificate for such shares be issued in the name of ______________, whose address is ___________________________, and that such certificate be delivered to ________________________, whose address is
__________________________.

                  If such number of shares is less than all of the shares purchasable under the current Warrant, the undersigned requests that a new Warrant, of like tenor as the Warrant to which this form is attached, representing the remaining balance of the shares purchasable under such current Warrant be registered in the name of _________________________________, whose address is, and that such new Warrant be delivered to ________________________________, whose address is ____________________________.

                                     Signature:________________________________
                                                 (Signature must conform in all
                                                 respects to the name of the
                                                 holder of the Warrant as
                                                 specified on the face of the
                                                 Warrant)


                                     Date:____________________________________


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                                                                       EXHIBIT B

                           FORM OF NOTICE OF TRANSFER

                       [To be executed only upon transfer
                 of the Warrant to which this form is attached]


                  For value received, the undersigned hereby sells, assigns and transfers unto _________________________ all of the rights represented by the Warrant to which this form is attached to purchase _________________________ Warrant Shares of, EXCHANGE APPLICATIONS, INC. (including any successor thereto, the "Company"), to which such Warrant relates, and appoints __________________________ as its attorney to transfer such right on the books of the Company, with full power of substitution in the premises.

                                      Signature: _______________________________
                                                  (Signature must conform in all
                                                  respects to the name of the
                                                  holder of the Warrant as
                                                  specified on the face of the
                                                  Warrant)

                                      Address:   _______________________________
                                                 _______________________________

                                      Date:_____________________________________



Signed in the presence of:

_____________________________


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